Exhibit 99.1

STONEPEAK CATARINA HOLDINGS LLC

By: STONEPEAK CATARINA UPPER HOLDINGS LLC, its managing member
By:  STONEPEAK INFRASTRUCTURE FUND (ORION AIV) LP, its managing member
By: STONEPEAK ASSOCIATES LLC, its general partner
By: STONEPEAK GP HOLDINGS LP, its sole member
By: STONEPEAK GP INVESTORS LLC, its general partner
By: STONEPEAK GP INVESTORS MANAGER LLC, its managing member

By:	/s/ Michael Dorrell
Name:	Michael Dorrell
Title:	Managing Member	Date: 02/14/2017

STONEPEAK CATARINA UPPER HOLDINGS LLC

By:  STONEPEAK INFRASTRUCTURE FUND (ORION AIV) LP, its managing member
By: STONEPEAK ASSOCIATES LLC, its general partner
By: STONEPEAK GP HOLDINGS LP, its sole member
By: STONEPEAK GP INVESTORS LLC, its general partner
By: STONEPEAK GP INVESTORS MANAGER LLC, its managing member

By:	/s/ Michael Dorrell
Name:	Michael Dorrell
Title:	Managing Member	Date: 02/14/2017

STONEPEAK INFRASTRUCTURE FUND (ORION AIV) LP

By: STONEPEAK ASSOCIATES LLC, its general partner
By: STONEPEAK GP HOLDINGS LP, its sole member
By: STONEPEAK GP INVESTORS LLC, its general partner
By: STONEPEAK GP INVESTORS MANAGER LLC, its managing member

By:	/s/ Michael Dorrell
Name:	Michael Dorrell
Title:	Managing Member	Date: 02/14/2017

STONEPEAK ASSOCIATES LLC

By: STONEPEAK GP HOLDINGS LP, its sole member By: STONEPEAK GP INVESTORS LLC, its general partner By: STONEPEAK GP INVESTORS MANAGER LLC, its managing member
By:	/s/ Michael Dorrell
Name:	Michael Dorrell
Title:	Managing Member	Date: 02/14/2017

STONEPEAK GP HOLDINGS LP

By: STONEPEAK GP INVESTORS LLC, its general partner By: STONEPEAK GP INVESTORS MANAGER LLC, its managing member
By:	/s/ Michael Dorrell
Name:	Michael Dorrell
Title:	Managing Member	Date: 02/14/2017

STONEPEAK GP INVESTORS LLC

By: STONEPEAK GP INVESTORS MANAGER LLC, its managing member
By:	/s/ Michael Dorrell
Name:	Michael Dorrell
Title:	Managing Member	Date: 02/14/2017

STONEPEAK GP INVESTORS MANAGER LLC

By:	/s/ Michael Dorrell
Name:	Michael Dorrell
Title:	Managing Member	Date: 02/14/2017